UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2023

Battalion Oil Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-35467	20-0700684
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3505 West Sam Houston Parkway North, Suite 300 Houston, Texas	77043
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 538-0300

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock par value $0.0001	BATL	NYSE American

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

◻    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ◻

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Departure of Chief Executive Officer and Member of the Board of Directors

On April 2, 2023, Richard H. Little, Chief Executive Officer and a member of the Board of Directors of the Company (the “Board”), resigned his positions as an officer and director of Battalion Oil Corporation (the “Company”).  Mr. Little has confirmed that his departure was not the result of any disagreement with the Company on any matter relating to how the Company has operated, its policies or its practices, including its controls or financial related matters. A copy of the resignation letter is attached hereto as Exhibit 99.1.

For purposes of the Employment Agreements between the Company and Mr. Little, his departure will be treated as a termination by the Company without “Cause” and he will be entitled to receive the severance benefits set forth in his Employment Agreement. For an additional discussion of the Employment Agreements and the severance benefits thereunder see “Executive Compensation — Employment Contracts, Termination of Employment and Change-in-Control Arrangements” in the Company’s definitive proxy statement filed with the SEC on May 2, 2022.

Appointment of Chief Executive Officer and Member of the Board of Directors

On April 3, 2023, the Company announced that effective immediately, Matthew B. Steele was appointed Chief Executive Officer of the Company and a Director of the Board. Mr. Steele, age 44, has served as a Board Member of Bowline Energy LLC since August 2021. He was the Founder and has been a Board Member of CarbonPath, Inc. since March 2021 and has also served as a Senior Advisor for Yellow Rock LLC since October 2021. He also has been a Board Member of Bruin Management Operating LLC since March 2021. Mr. Steele was the Founder of Bruin E&P Partners LLC and served as CEO and President from September 2015 through March 2021.

Mr. Steele will receive an annual base salary of $250,000 as well as the opportunity to earn incentive compensation bonuses.

Other than the foregoing, there is no arrangement or understanding pursuant to which Mr. Steele was selected as Chief Executive Officer, and there are no related party transactions involving Mr. Steele that are reportable under Item 404(a) of Regulation S-K. There are no family relationships between Mr. Steele and any other directors or executive officers of the Company.

Item 7.01 Regulation FD Disclosure

On April 3, 2023, the Company issued a press release announcing the appointment of Mr. Steele and departure of Mr. Little. A copy of the press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

Exhibit 99.2 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any registration statement filed under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits. The following exhibits are furnished as part of this Current Report on Form 8-K:

Exhibit No.	Description

99.1	Resignation Letter of Richard H. Little dated April 2, 2023.
99.2	Press release issued by Battalion Oil Corporation dated April 3, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BATTALION OIL CORPORATION

April 3, 2023	By:	/s/ WALTER R. MAYER
	Name:	Walter R. Mayer
	Title:	Senior Vice President and General Counsel

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